Microsoft Word 10.0.5815;UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934
         Date of Report (Date of earliest event reported) March 12, 2004

                                   GTREX, Inc.
                        (formerly Apollo Holdings, Inc.)
             (Exact name of registrant as specified in its charter)

    Delaware                           333-58744             13-4171971
 (State or other jurisdiction       (Commission          (IRS Employer
        of incorporation)          Identification No.)      File Number)

515 Madison Avenue, 21st Floor, New York, NY          10022
(Address of principal executive offices)            (Zip code)

                                  908 672 6343
            (Registrant's Telephone Number, Including the Area Code)


                                       1
(PAGE>

Item 2. Acquisition or Disposition of Assets
On March 12, 2004 GTREX, Inc. (hereinafter "GTREX") finalized an Agreement And Plan Of Reorganization with GTREX-Global Travel Exchange, Inc., a privately held Delaware corporation (hereinafter "GTREX-PRIVATE") wherein it was agreed that
(i) GTREX shall acquire all of the issued and outstanding shares of GTREX-PRIVATE in exchange solely for the same number of shares of GTREX's authorized but unissued common stock in a share for share exchange (the "Exchange"); (ii) the Exchange shall qualify as a tax-free reorganization under
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and related sections thereunder; and (iii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the "Act") and under the applicable securities laws of each state or jurisdiction where the Members reside. In accordance with that agreement, the controlling shareholder of GTREX has agreed to retire all of his issued and outstanding common stock of GTREX acquired prior to the agreement in order to balance the equities between the parties to the agreement. Further in accordance with that agreement, GTREX will issue 7,542,068 of common stock to GTREX-PRIVATE shareholders this week, exclusive of shares that may be owned to GTREX-PRIVATE shareholders that GTREX has not yet been able to locate. In accordance with the agreement, however, GTREX will reserve that number of shares for issuance pursuant to the agreement to which said GTREX-PRIVATE shareholders are entitled. Also in accordance with that agreement, GTREX has now adopted the business plan of GTREX-PRIVATE. Following is a summary of that business plan.

In connection with, and because we desire to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made by, or our behalf. We disclaim any obligation to update forward-looking statements.

These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements.

The Travel & Tourism Industry - a trillion dollar industry - is under immense pressure to reduce costs. One of the most significant and fast growing overhead costs is in "Distribution" - marketing, reservation and sale of travel products

- which is based on cumbersome and expensive transaction processing. The "legacy Global Distribution Systems" (GDS') and the systems and networks of Travel Agents and Tour Operators have become unduly complex and labor intensive. Travel suppliers and sellers spend more than $12 billion a year on electronic distribution. Analysts and industry decision makers are agreed that the most substantial cost reduction and service improvement in Distribution will come from the use of Internet and new technologies. Forrester Research estimates that direct links would increase the profitability of a typical supplier by 10% as it diverts a third of its sales from GDS's directly to buyers. Over the next three years the percentage of sales via direct connects is projected to increase 15-20% industry wide.

Gtrex, Inc. is engaged in the development, marketing and delivering of Internet web-service for direct distribution of travel reservations worldwide. This premiere service is aimed at lowering the costs for suppliers and distributors; and is more flexible and easier to use than existing systems. Travel suppliers will be able to save up to 75% of the cost of current distribution systems. Gtrex will provide integrated and seamless web-based linkage from the suppliers reservation systems to the systems of their selected buyers and serve as reservation service between them, obviating the need and cost of GDS.

While GDS is aimed to serve individual traveler with availability, fares and reservation, Gtrex aims to bring directness and cost efficiency in the provisioning of availability and reservation among large suppliers and large buyers of travel under pre-contracted terms. Gtrex service will allow a large buyer to purchase from multiple certified and contracted sellers in a single session. Suppliers will save GDS costs, have better brand and yield management, and provide improved and segmented customer relationships. Travelers will enjoy the convenience of super PNRs when changing itineraries. Gtrex web service will appeal to any travel supplier seeking to use the Internet to drive down distribution costs and to large buyers and buying associations to harness the speed, interoperability and low cost of Internet.

 Gtrex's 4th generation travel booking and distribution engine is based an open and scalable architecture that uses leading edge technology (JAVA, SOAP and XML). The architecture & technologies greatly simplify integration of various travel industry systems and services, regardless of technology base. Translation of non-XML-based technologies, e.g. Structured Query Language (SQL), into an XML format is easily accomplished with available tools. Suppliers, Distributors and other Users systems will integrate quickly & efficiently into the Gtrex web service whatever protocols they currently support.

 Gtrex system is past the prototype stage and is under pilot testing at a large travel agency. Gtrex development team is enhancing the system with new functionalities and for easy connectivity to the supplier reservation systems. The operating infrastructure is being scaled for large transaction volumes, secure and industrial strength delivery.

The Company plans to start commercial web services in the second quarter of 2004. The company has the leverage of Industry experts on its sales team and a prospects pipeline of several major suppliers and large buyers. The company has received excellent responses in its approach to all prospects. The company Board and executive management are seasoned and successful individuals with accomplishments that are well known in the travel industry and technology. Company's five-year financial plan aims for annual revenue exceeding $13 million with annual operating profit approaching $7 million.

Gtrex intends to distribute direct access to supplier inventory for its large buyers with brand management and fulfillment of contracted terms at a time when travel suppliers are losing control over their inventory and pricing due to costly multi-layer distribution, blurring of brands, aging and costly information systems in this growing and very large, almost the largest, global industry. Direct access to supplier is increasingly sought after solution and Gtrex will provide it at one-third the current cost.

Item 7. Financial Statements and Exhibits
Exhibit 99.1 Agreement And Plan Of Reorganization
Exhibit 99.2 Financial Statement Compilation of GTREX-Global Travel Exchange, Inc. for fiscal year ended April 30, 2003.


SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2004              /s/ Kailash Khanna
                                       Kailash Khanna
                                       Chief Executive Officer

Exhibit 99.1
                            ----------------------


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                                   GTREX, Inc.
                        (formerly APOLLO HOLDINGS, INC.)

                                   as Acquirer

                       GTREX-GLOBAL TRAVEL EXCHANGE, INC.

                                   as Acquiree

                                       and

                               the Shareholders of
                       GTREX-GLOBAL TRAVEL EXCHANGE, INC.
                      as more particularly set forth herein

                              -----------------------




                                 March 12 , 2004

                      AGREEMENT AND PLAN OF REORGANIZATION


                  THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered on March 12, 2004 by and among GTREX-PRIVATE, Inc., a Delaware corporation (formerly known as GTREX Holdings, Inc., hereinafter referred to as "GTREX"), GTREX-Global Travel Exchange, Inc., a privately held Delaware corporation (hereinafter "GTREX-PRIVATE") and the Shareholders of GTREX-PRIVATE (hereinafter referred to as "the Shareholders").


                                    RECITALS

         A.The Shareholders own issued and outstanding shares of GTREX-PRIVATE.

         B. GTREX is willing to acquire all of the issued and outstanding shares of GTREX-PRIVATE, making GTREX-PRIVATE a wholly-owned subsidiary of GTREX, and the Shareholders desire to exchange all of their shares of GTREX-PRIVATE in exchange for shares of GTREX's authorized but unissued Common Stock as hereinafter provided (the " GTREX Shares").

         C. It is the intention of the parties hereto that: (i) GTREX shall acquire all of the issued and outstanding shares of GTREX-PRIVATE in exchange solely for the same number of shares of GTREX's authorized but unissued common stock (the "Exchange"); (ii) the Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and related sections thereunder; and (iii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the "Act") and under the applicable securities laws of each state or jurisdiction where the Members reside.

         NOW, therefore, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1.   EXCHANGE OF MEMBERSHIPS

         1.1 Exchange of Shares. GTREX and the Shareholders hereby agree that the Shareholders shall, on the Closing Date (as hereinafter defined), exchange all of their issued and outstanding memberships in GTREX-PRIVATE (the "GTREX-PRIVATE Shares") for the precise same number of shares of previously un-issued GTREX Common Stock, $0.001 par value (the "GTREX Shares").

         1.2 Delivery of Shares. On the Closing Date, the Shareholders will deliver to GTREX the certificates representing their GTREX-PRIVATE shares, duly endorsed (or with executed stock powers) so as to make GTREX the sole owner thereof. Simultaneously, GTREX will deliver newly issued share certificates in an aggregate amount of 9,819,400 shares to the Shareholders in share amounts precisely equal to shares held in GTREX-PRIVATE, representing all of the issued and outstanding common stock of GTREX-PRIVATE of the Shareholders and GTREX shall, in addition, reserve 819,600 shares representing options to which GTREX-PRIVATE has committed prior to this Agreement, such that upon closing, there shall be a share for share exchange between GTREX and GTREX-PRIVATE for all existing and outstanding common stock of GTREX-PRIVATE plus options as set forth herein representing a total of 10,639,000 shares of GTREX common stock.

         1.3 Tax-Free Reorganization. The Shareholders acknowledge that, in the event that capital stock of GTREX-PRIVATE representing at least 80% in interest of the corporation is not exchanged for GTREX Common Stock pursuant hereto, the Exchange will not qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         1.4 Investment Intent. The GTREX Shares have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be resold unless the GTREX Shares are registered under the Act or an exemption from such registration is available. The Shareholders represent and warrant that each of them is acquiring the GTREX Shares for his, her, or its own account, for investment, and not with a view to the sale or distribution of the GTREX Shares. Each certificate representing the GTREX Shares will have a legend thereon-incorporating language as follows:

                  "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration has been established, or unless sold pursuant to Rule 144 of the Securities Act of 1933".

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF GTREX-PRIVATE AND the Shareholders
--------------------------------------------------------------------------------

         GTREX-PRIVATE and the Shareholders to the best of the Shareholders' knowledge and belief as to GTREX-PRIVATE, except with respect to Sections 2.2 and 2.14 hereafter as to which the representation and warranty shall be unqualified as to each the Shareholders' respective interest) hereby represent and warrant as follows:

         2.1 Organization and Good Standing; Ownership of Memberships. GTREX-PRIVATE is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. GTREX-PRIVATE is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by it or the nature of the business transacted by it make such licenses or qualifications necessary. GTREX-PRIVATE does not have any subsidiaries. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating either GTREX-PRIVATE or the Shareholders to issue, sell or transfer any stock or other securities of GTREX-PRIVATE, except simultaneously herewith.

         2.2 Ownership of GTREX-PRIVATE Shares. The Shareholders are the owners of record and beneficially of all of the Shareholders, all of which GTREX-PRIVATE Shares are free and clear of all rights, claims, liens and encumbrances, and which GTREX-PRIVATE Shares have not been sold, pledged, assigned or otherwise transferred, except pursuant to this Agreement.

         2.3      Financial  Statements,  Books and Records.
There has been previously delivered to GTREX financial statements that fairly represent the financial position of GTREX-PRIVATE.

         2.4 No Material Adverse Changes. Since the date of the Balance Sheet of GTREX-PRIVATE there has not been and there will not be before the date of closing:

                  (i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of GTREX-PRIVATE;

                  (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of GTREX-PRIVATE, whether or not covered by insurance;

                  (iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of GTREX-PRIVATE's capital stock;

                  (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by GTREX-PRIVATE of any properties or assets; or

                  (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

         2.5 Taxes. Except as otherwise disclosed, GTREX-PRIVATE has prepared and filed all appropriate federal, state and local tax returns for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof.

         2.6 Compliance with Laws. GTREX-PRIVATE has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of GTREX-PRIVATE.

         2.7 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions
                  ---------
contemplated hereby will not:

                  (i) violate any provision of the Articles of Incorporation or Bylaws of GTREX-PRIVATE;

                  (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which GTREX-PRIVATE is a party or by or to which it or any of its assets or properties may be bound or subject;

                  (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, GTREX-PRIVATE, or upon the properties or business of GTREX-PRIVATE; or

                  (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of GTREX-PRIVATE.

         2.8 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving GTREX-PRIVATE. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving GTREX-PRIVATE or any of its properties or assets. there is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding.

         2.9 Brokers or Finders. No broker's or finder's fee will be payable by GTREX-PRIVATE in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by GTREX-PRIVATE or the Members.

         2.10     Real Estate.  GTREX-PRIVATE does not own real property.
                  -----------

         2.11 Tangible and Intangible Assets. GTREX-PRIVATE has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, patents, licenses owned or leased or licensed by GTREX-PRIVATE, any related capitalized items or other tangible or intangible property material to the business of GTREX-PRIVATE (the "Tangible and Intangible Assets"). GTREX-PRIVATE holds all rights, title and interest in all the Tangible and Intangible Assets owned by it on the Balance Sheet or acquired by it after the date of the Balance Sheet, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances except as set forth on Schedule 2.11. All of the Tangible and Intangible Assets are in good operating condition and repair and are usable in the ordinary course of business of GTREX-PRIVATE and conform to all applicable laws, ordinances and governmental orders, rules and regulations relating to their construction and operation.

         2.12 Liabilities. GTREX-PRIVATE does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the Balance Sheet. As of the Closing Date, GTREX-PRIVATE will not have any Liabilities, other than Liabilities fully and adequately reflected on the Balance Sheet, except for Liabilities incurred in the ordinary course of business.

         2.13 Operations of GTREX-PRIVATE. From the date of the Balance S heet and through the Closing Date hereof GTREX-PRIVATE has not and will not have:

                  (i)      incurred any indebtedness for borrowed money;

                  (ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any Memberships in its capital stock;

                  (iii) made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

                  (iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

(v) disposed of any assets of GTREX-PRIVATE except in the ordinary course of business; or

(vi) materially increased the annual legal of compensation of any executive employee of GTREX-PRIVATE;

(vii) increased, terminated, amended or otherwise modified any plan for the benefit of employees of GTREX-PRIVATE;

(viii) issued any equity securities or rights to acquire such equity securities; or

(ix) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

         2.14 Capitalization. Neither GTREX-PRIVATE nor the Shareholders have granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued Shareholders.

         2.15 Full Disclosure. No representation or warranty by GTREX-PRIVATE or the Shareholders in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to GTREX pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of GTREX-PRIVATE.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF GTREX

         GTREX hereby represents and warrants to GTREX-PRIVATE and Shareholders as follows:

         3.1 Organization and Good Standing. GTREX is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted. The authorized capital stock of GTREX consists of 50,000,000 shares of Common Stock, of which approximately 4,782,108 shares were issued and outstanding on September 30, 2003. GTREX is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by GTREX or the nature of the business transacted by it make such license or qualification necessary. GTREX does not have any subsidiaries.

         3.2 The GTREX Shares. The GTREX Shares to be issued to the Shareholders have been or will have been duly authorized by all necessary corporate and shareholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

         3.3 Financial Statements; Books and Records. The audited and unaudited financial statements of GTREX as of June 30, 2003 and September 30, 2003 respectively were, to the best of GTREX's belief, along with statements of operations for the years then ended previously delivered, prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods, and such financial statements fairly represent the financial position of GTREX as at such dates and the results of its operations for the years then ended.

         3.4      No Material Adverse Changes.

Since September 30, 2003, there has not been:
                  ---------------------------

(i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of GTREX;

                  (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of GTREX , whether or not covered by insurance;

                  (iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of GTREX 's capital stock;

(iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by GTREX of any properties or assets; or

(v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

         3.5 Compliance with Laws. GTREX has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to their businesses which, if not complied with, would materially and adversely affect the business of GTREX or the trading market for GTREX's Common Stock.

3.6 No Breach. the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                  (i) violate any provision of the Articles of Incorporation or By-Laws of GTREX ;

                  (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which GTREX is a party or by or to which it or any of its assets or properties may be bound or subject;

                  (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, GTREX or upon the securities properties or business of GTREX ; or

                  (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

         3.7 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving GTREX. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving GTREX or any of its properties or assets.

         3.8 Brokers or Finders. No broker's or finder's fee will be payable by GTREX in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by GTREX .

         3.9 Liabilities. GTREX does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, mining claims, environmental claims any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the financial statements. As of the Closing Date, GTREX will not have any Liabilities, other than Liabilities fully and adequately reflected on its Balance Sheet, except for Liabilities incurred in the ordinary course of business.

         3.10 Operations of GTREX . Since September 30, 2003 and through the Closing Date hereof, GTREX has not and will not have:

                  (i)      incurred any indebtedness for borrowed money;

                  (ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any Memberships in its capital stock;

                  (iii) made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

     (iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

     (v) disposed of any assets of GTREX except mining claims and related assets in the ordinary course of business; or

     (vi) incurred any compensation for any executive employee of GTREX ;

     (vii) adopted, increased, terminated amended or otherwise modified any plan for the benefit of employees of GTREX ;

     (viii) issued any equity securities or rights to acquire such equity securities except as described herein; or

     (ix) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

         3.11 Authority to Execute and Perform Agreements. GTREX has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of GTREX enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by GTREX of this Agreement, in accordance with its respective terms and conditions will not:

     (i) require the approval or consent of any governmental or regulatory body, the Members of GTREX or the approval or consent of any other person;

                  (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to GTREX or any instrument, contract or other agreement to which GTREX is a party or by or to which GTREX is bound or subject; or

     (iii) result in the creation of any lien or other encumbrance on the assets or properties of GTREX .

         3.12 Full Disclosure. No representation or warranty by GTREX in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to GTREX-PRIVATE or the Shareholders pursuant hereto or in connection with the execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of GTREX . the foregoing notwithstanding, all of the aforementioned representations and warranties are qualified to the extent that any of the companies or businesses acquired or to be acquired pursuant to GTREX-PRIVATE's acquisition program may include events, conditions or circumstances involving matters contemplated by such representations and warranties, the disclosure of which will not be made pursuant to this Agreement.

SECTION 4.  COVENANTS

         4.1 Corporate Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.

     4.2 Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

         4.3 Further Assurances. The parties shall execute such documents and other papers and take such further actions, as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

         4.4 Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith for a period of two (2) years from the date hereof; provided, however, such obligation shall not apply to information which:

     (i) at the time of disclosure was public knowledge;

     (ii) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

     (iii) the receiving party had within its possession at the time of disclosure.

         4.5 Stock Certificates. At the Closing, the Shareholders shall have delivered the certificates representing the Memberships duly endorsed (or with executed stock powers) so as to make GTREX the sole owner thereof. At such Closing, GTREX shall issue to the Shareholders the GTREX Shares as applicable.

     4.6 Investment Intent. The Shareholders understand that the GTREX Shares being issued have not been registered or approved for sale by the SEC or any state securities authority.

         4.7. Board of Directors of GTREX . On the Closing Date, the Board of Directors of GTREX shall include Kailash Khanna, Tommaso Zanzotto, Chris Berlandier and Ron Lindsay (and/or other persons properly designated by the Shareholders).

         4.8 Action by Members of GTREX . On or prior to the Closing Date, the Board of Directors and the Members of GTREX shall have approved a filing of an Articles of Amendment to the Articles of Incorporation to change the name of the corporation to from Apollo Holdings, Inc. to "GTREX, Inc." Further, the Board of Directors shall declare a 12 for 1 forward split by a dividend and, in order to balance the equities of this transaction, all 4,000,000 shares of control stock existing immediately prior to the dividend shall be retired.

SECTION 5.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF GTREX

         Notwithstanding any right of GTREX-PRIVATE and the Shareholders fully to investigate the affairs of GTREX, the former shall have the right to rely fully upon the representations, warranties, covenants and agreements of GTREX contained in this Agreement or in any document delivered by GTREX or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (12) months following the Closing.

SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF GTREX-PRIVATE AND the Shareholders

         Notwithstanding any right of GTREX fully to investigate the affairs of GTREX-PRIVATE, GTREX has the right to rely fully upon the representations, warranties, covenants and agreements of GTREX-PRIVATE and the Shareholders contained in this Agreement or in any document delivered to GTREX by the latter or any of their representatives in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (12) months following the Closing.

SECTION 7.  INDEMNIFICATION

         7.1 Obligation of GTREX to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 5, GTREX hereby agrees to indemnify, defend and hold harmless GTREX-PRIVATE and the Shareholders from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (a "Loss") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of GTREX contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

         7.2 Obligation of GTREX-PRIVATE and the Shareholders to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 6, GTREX-PRIVATE and the Shareholders agree to indemnify, defend and hold harmless GTREX from and against any Loss, based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.


SECTION 8.  CLOSING

         The Closing shall take place simultaneously with the execution of this Agreement or at such other later time or place as may be agreed upon by the parties hereto. At the Closing, the parties shall provide each other with such documents as may be necessary or appropriate in order to consummate the transactions contemplated hereby including evidence of due authorization of the Agreement and the transactions contemplated hereby.

SECTION 9.  MISCELLANEOUS

         9.1 Waivers. the waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

         9.2 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

     9.3 Assignment. This Agreement is not assignable except by operation of law. ----------

     9.4 Notices. The mailing addresses of both parties of this Agreement shall be as from time to time designated in writing.

         9.5 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

         9.6 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase and issuance of the Memberships and the GTREX Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto. No amendment of this Agreement shall be enforceable unless signed by the party to be charged with performance thereto.

     9.7 Headings. the headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.8 Severability of Provisions. the invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

         9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

         9.10 Professional Advice. Each party hereto, including each and every individual member of GTREX-PRIVATE, has been provided with adequate opportunity to consult with legal, tax and accounting professionals of their own independent selection regarding the legal, tax and accounting implications of entering into this Agreement and hereby warrants, covenants and agrees that he/she/it has not relied on any oral or written communication or advice by another party or any agent, accountant or attorney of another party except as otherwise specifically set forth herein with respect to the accuracy of financial statements.

         9.11 Expenses. Each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation the fees and expenses of legal counsel and certified public accountants.

         9.12 Brokers. the parties hereto warrant, covenant and agree that there has been no act or omission by any party hereto that would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

         9.13 Successors and Assigns. All rights and obligations created by this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

         9.14     Choice of Law, Binding Arbitration and Attorney's Fees.

         Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, including any purchase or exchange of capital stock, shall be resolved under California law without regard to conflicts of laws except insofar as securities issues are concerned which shall be resolved by reference to the federal securities laws through binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Should any arbitration or lawsuit be filed pursuant to or as a consequence of this Agreement, including an action for declaratory relief, the prevailing party shall be entitled to the recovery of reasonable attorney's fees in addition to costs. Venue for any controversy or claim, regardless of whether filed in arbitration or court, shall be in the City of New York, NY. The parties hereto may wish to seek the advice of legal counsel of their own choosing regarding the importance of this paragraph. Execution of this document will result in a waiver of the right to a jury trial and other procedures inherent in civil litigation in the event of a dispute concerning this Agreement.


         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.
                  GTREX, INC., a Delaware Corporation


                          By:/s/ Kailash Khanna
                          Name: Kailash Khanna
                          Its: Chief Executive Officer


                  GTREX-PRIVATE-Global Travel Exchange, Inc., a Delaware Corporation

                          By:/s/ Kailash Khanna
                          Name: Kailash Khanna
                          Its: Chief Executive Officer

Exhibit 99.2 Financial Statement Compilation of GTREX-Global Travel Exchange, Inc. for fiscal year ended April 30, 2003.

July 16, 2003

Board of Directors
GTREX - Global Travel Exchange, Inc.
Orlando, Florida

We have compiled the accompanying balance sheet of GTREX - Global Travel Exchange, Inc. as of April 30, 2003 and 2002 and the related statements of income, retained earnings and cash flows for the year then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting, in the form of financial statements, information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, therefore, do not express an opinion or any other form of assurance on them.

We are also not independent with respect to GTREX - Global Travel Exchange, Inc.

/s/ Paul J. Murray
Paul J. Murray
Certified Public Accountant

                      GTREX - Global Travel Exchange, Inc.
                          (A Development-Stage Company)

                                 Balance Sheets

                                                                                         April 30,
                                                                                   2003     2002

ASSETS

Current assets:
Cash and cash equivalents (overdraft)                                    $             0   $    (2,355)

Equipment, net of accumulated depreciation of
         $32,550 and $22,550, respectively                                         1,366            11,366
Deposits (Note 3)                                                                      0                 0
                                                                          --------------    --------------
                                                                                   1,366            11,366
                                                                             -----------        ----------

                                                                            $      1,366      $      9,011
                                                                             ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
       Accrued expenses and accounts payable                                $    350,000        $  154,070

Commitments and contingencies (Note 3)                                                 0                 0

Notes and loans payable (Note 4)                                                       0            40,000
                                                                          --------------        ----------

           Total liabilities                                                     350,000           194,070

Stockholders' equity Note 4):
       Common stock, $0.01 par value, 25,000,000 shares
         authorized; 1,773,600 and 1,693,600 shares
         issued and outstanding                                                   17,736            16,936
       Additional paid-in capital                                              1,667,580         1,618,780
       Deficit accumulated during development stage                            <2,033,950)      <1,820,775)
                                                                                ---------        ---------

           Total stockholders' equity (deficit)                               <   348,634)  <   185,059)
                                                                               ----------    ---------- ---

                                                                           $       1,366     $       9,011
                                                                            ============      ============

               See accompanying notes to the financial statements.

                      GTREX - Global Travel Exchange, Inc.
                          (A Development-Stage Company)

                  Statements of Stockholders' Equity (Deficit)
                   For the years ended April 30, 2003 and 2002

                                  Common Stock

                                       Shares      Par Value       Additional      Deficit Accumulated    Total
                                                                   Paid In         during the
                                                                   Capital         development state

                                         1,583,600      $ 15,836        $ 1,356,880       $(1,467,753)      $ <   95,037)
Balances at April 30, 2001

Common stock issued                        110,000         1,100            141,900                             143,000

Warrants issued                                                             120,000                             120,000

Net loss for the year                                                             0      <    353,022)        <  353,022)
                                      ------------------------------------------  -        ----------           --------
                                          0                    0
                                          --------             -

Balances at April 30, 2002               1,693,600        16,936          1,618,780       < 1,820,775)        <  185,059)

Common stock issued                         80,000           800             48,800                               49,600

Net loss for the year                                                             0      <    213,175)        <  213,175)
                                      ------------------------------------------  -        ----------           --------
                                                 0             0
                                                 -             -

Balances at April 30, 2003               1,773,600      $ 17,736        $ 1,667,580       $<2,033,950)        $< 348,634)
                                         =========        ======          =========         =========            =======



* Restated to reflect 1-for-10 Reverse Stock Split - see Note 4.

                      GTREX - Global Travel Exchange, Inc.
                          (A Development-Stage Company)

                            Statements of Operations


                                                                                      Year ended April 30,
                           2003                 2002
                           ----                 ----

Revenues   $                0                                          $               0

Costs and expenses:
       General and administrative                                                213,175             340,022
                                                                             -----------          ----------
           Total expenses                                                     <   213,175)        <   340,022)

Charge offs/Other income (Notes 1 and 3)                                               0                   0

Value of stock issued as compensation (Note 4)                                         0        <      13,000)
                                                                         ---------------         ------------

Net loss   $<   213,175)                                                     $<   353,022)
             ==========                                                        ==========

Basic and diluted loss per share                                          $<         0.13)    $<         0.21)
                                                                            =============       =============

Basic and diluted weighted average number
       of common shares outstanding                                         $  1,693,600        $  1,683,600
                                                                             ===========         ===========


               See accompanying notes to the financial statements.

                      GTREX - Global Travel Exchange, Inc.
                          (A Development-Stage Company)

                            Statements of Cash Flows


                                                                                         Year ended April 30,
                                                                                    2003             2002
                                                                                    ----             ----


Cash Flows from Development Stage Activities:
       Net loss                                                            $<     213,175)        $<  353,022)
         Adjustments to reconcile net loss to net cash
           used in Development Stage activities:
              Depreciation and amortization                                       10,000              16,000
              Common stock issued for services
                 rendered (Note 4)                                                     0              13,000
              Change in accrued liabilities                                      195,930              74,070
                                                                              ----------          ----------

                      Net cash used in
                          Development Stage activities                     <        7,245)        <   249,952)

Cash Flows from Investing Activities:
       Purchase of equipment                                                           0        <       6,000)

Cash Flows from Financing Activities:
       Proceeds from net debt/stock transactions                                   9,600             250,000
                                                                            ------------          ----------

Net increase (decrease) in cash                                                    2,355        <     5,952)
Cash (overdraft) at beginning of period                                    <       2,355)             3,597
                                                                             ------------       ------------

Cash (overdraft) at end of period                                      $               0       $<     2,355)
                                                                         ===============         ============





               See accompanying notes to the financial statements.

                      GTREX - Global Travel Exchange, Inc.
                          (A Development-Stage Company)

                          Notes to Financial Statements


         Note 1.  Organization and Business

         GTREX - Global Travel Exchange, Inc. (The "Company") changed its name from Internet Accommodations Network, Inc. on June 12, 2001. The Company was incorporated on June 14, 1999 ("Inception") in the state of Delaware. The Company is a development stage company in the travel reservation business. The Company has developed the first internet-based electronic platform for worldwide sale and distribution of travel that will substantially lower costs for suppliers and distributors. It will also be much more flexible and easier to use than existing systems. It has real comparative advantage because it will give travel suppliers savings up to 75% against current systems and because it uses industry standards to provide seamless web based linkage for distributors and any party in the supply and demand chain. It allows integration of back office applications, connection with corporate or consumer wired and wireless devices. It operates equally effectively with legacy and non-legacy systems.

         The platform provides direct digital links or Integrated Direct Connections ("IDC's") between suppliers' reservations systems ("CRS's") and its customers, saving them cost while improving sales and revenues. A network of internet-based IDC's between suppliers' CRS's or property management systems ("PMS's") and travel agencies, corporate accounts and packagers will allow buyers to conduct business with multiple suppliers in a single session. This saves money, boosts cross-supplier sales and enables easier sale of complex products such as tour packages. It also facilitates the creation of a super PNR (a consolidated client booking record) to link and modify changing itineraries. Additionally, the platform will strengthen the relationship between buyer and supplier and enhance business opportunities such as marketing of distressed inventory or operation of customer relationships ("CRM").

         The GTREX platform translates the query or command from a buyer's system to an industry standard data definition for internal processing. It is then translated again for compatibility with data formats recognized by the supplier's system before being sent over the Internet to its destination. The platform provides connectors for supplier and buyer along with sophisticated technology for rapid, efficient connection. Once supplier and buyer have a direct link, the buyer has instantaneous access to the supplier inventory with full recognition of agreed terms and protocols.

         Forrester Research estimates that direct links would increase the profitability of a typical supplier by 10% as it diverts one-third of its sales from GDS's directly to buyers. Over the next three years, the percentage of sales via IDC's is projected to increase 15-20% industry wide. The Company is positioned to be at the forefront of this new business model. Suppliers' plans are focused around cost-cutting and Internet-based technology improvement. Suppliers want distribution solutions that cost less give more control of customer data and represent their brands and products more effectively. Suppliers also want to reduce reliance on GDS's as the primary links to travel agencies and expect to cut agency-based GDS sales by 35% during the next five years. For travel distributors/sellers, the Internet is rapidly becoming the basic medium of business, with routine opportunities for cost reduction and product enhancement. The GTREX platform addresses all of these needs. It will appeal to any travel supplier seeking to use the Internet to drive down distribution costs and to any seller or ultimate user operating over the

Internet.

         The Company has invested in systems, proprietal codes and technology. The platform has been successfully tested with major suppliers in real-time, linking directly to distributors and via GDS. It will be ready for deployment by the fourth quarter of 2003. Independent analysis suggests that the Company has a 12-month window of first mover opportunity. The Company has in place a high-level Board experienced in travel, distribution and technology and a committed management.


         Note 2.  Significant Accounting Policies

                  Basis of Presentation

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a developmental stage company with no operations to date except for beta customers. In the course of development of its technology, the Company will continue to incur additional losses for the foreseeable future and will require additional funds in order to continue the development of the GTREX platform, marketing costs, equipment purchases and in order to sustain its day-to-day operations. Management is seeking financing through the sale of the Company's stock and cash flows from future collaborative arrangement with third parties to meet its cash needs. There are no assurances that these future collaborative arrangements will be consummated or that funds will be available to execute the Company's developmental, operating and marketing plans. These factors raise doubt about the Company's ability to continue as a going concern without the infusion of capital.

         The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         Also, the Company has expensed all costs of development as incurred.

                  Fiscal Year End

         The Company has elected an April 30 year-end for financial reporting purposes.

                  Principles of Management Estimates
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                           Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of less than three months to be cash equivalents.
                           Property and Equipment

Equipment is recorded at cost and is depreciated using the straight-line method based upon the estimated useful lives of the assets, generally three to five years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

                           Impairment of Long-Lived Assets


The Company accounts for impairment of long-lived assets under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of." This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                           Provision for Income Taxes

The Company accounts for its income taxes under an asset and liability method whereby deferred tax assets and liabilities are determined based on temporary differences between bases used for financial reporting and income tax reporting purposes. Income taxes are provided based on the enacted tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

At April 30, 2003, the Company had net operating loss carry forwards amounting to approximately $2,033,000 (book basis; $1,684,000 tax basis), which for federal reporting purposes expires from 2019 to 2022. Section 382 of the Internal Revenue Code includes provisions which may limit the net operating loss carry forwards available for use in any given year if certain events occur, including significant changes in stock ownership. The difference between the tax benefit assuming federal and state income tax rates of 34% and 6%, respectively, and amounts recorded in the financial statements of 0% is the result of the Company recording a full valuation allowance against the net operating loss.


                           Stock-Based Compensation


SFAS No. 123, "Accounting for Stock-Based Compensation," defines a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income (loss) and earnings (loss) per share as if the fair value method of accounting defined in SFAS 123 had been applied. The Company has elected to remain with the accounting method of APB 25 and make the pro forma disclosures under SFAS 123. Shares issued in 2003 and 2002 for services have been negligible.

                           Loss Per Common Share

The Company presents basic and diluted per-share information on the face of all statements of operations issued. The Company's capital structure is not complex and, accordingly, dual presentation is not required. Basic per-share information is computed as net income divided by the weighted average number of common shares outstanding for the period. Diluted per-share information reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities to the extent the effects of these securities are not anti-dilutive.

The Company issued warrants purchasing shares of common stock. The effect of these warrants granted but not exercised has been excluded from the computation of loss per common share as their effect would have been anti-dilutive.

                           Reporting Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for reporting the components of comprehensive income and requires that all items that are required to be recognized under accounting standards as components of comprehensive income be included in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income includes net income as well as certain non-shareholder items that are reported directly within a separate component of stockholders' equity and bypass net income. The Company had adopted the provisions of this statement during 1999 with no impact on the accompanying financial statements.

Disclosures about Segments of an Enterprise and Related Information


SFAS No. 131, "Disclosures of an Enterprise and Related Information," requires disclosures of financial and descriptive information about an enterprise's operating segments in annual and interim financial reports issued to stockholders. The statement defines an operating segment as a component of an enterprise that engages in business activities that generate revenue and incur expense, whose operating results are reviewed by the chief operating decision maker in the determination of resource allocation and performance and for which discrete financial information is available. The Company adopted the provisions of this statement for 2000. These disclosure requirements did not impact the Company's financial position or results of operations. At April 30, 2003, the Company had no identifiable assets or operations constituting a segment as defined by this statement.

Accounting for Derivative Instruments and Hedging Activities

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Accordingly, the Company adopted SFAS No. 133 beginning on January 1, 2000. SFAS No. 133 establishes standards for the accounting and reporting of derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts. Under SFAS No. 133, entities are required to carry all derivative instruments at fair value on their balance sheets. The accounting for changes in the fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging activity and the underlying purpose for it. The Company does not believe that the adoption of SFAS No. 133 will have a significant impact on the Company's financial statements or related disclosures.

         Note 3.  Commitments and Contingencies

                           Leases

The Company leased a facility under a non-cancelable lease expiring on November 30, 2002. Total rent expense for the period from Inception to April 30, 2000 amounted to approximately $57,000. During fiscal 2001, rent expense totaled $11,000. During fiscal 2001, the Company terminated its lease and forfeited its $26,000 deposit. The Company has no other lease commitments.

                           Contracts

In June 1999, the Company entered into an agreement to receive certain networking infrastructure services. The contract, which expired in June 2002, required that the Company pay monthly services fees of approximately $4,500. The Company has no other commitments.

Accrued Liabilities

At April 30, 2003 and 2002, the Company has:

                                                                       2003                          2002


       Accrued liabilities:

         Salaries for officers (deferred until revenue generating)  $ 220,000                   $   89,270
         Software development (part of this offering)                  40,000                            0
         Other expenses (accounting,fees, etc.)                        50,000                       24,800
         Contingency                                                   40,000                       40,000
                                                                    ---------                     --------
                                                                    $ 350,000                    $ 154,070
                                                                     ========                      =======

Certain of the accrued obligations may also be settled by the issuance of additional stock (see Note 4).


         Note 4.  Notes and Loans Payable and Stockholders' Equity


                           Common Stock Issuances


On July 3, 2002, the Board of Directors authorized a 1-for-10 reverse stock split. This split has been reflected retroactively in the accompanying financials and all per share information has been restated as if the reverse stock split had occurred on June 14, 1999.

During fiscal 2001, the Board issued 387,500 shares of common stock for various services. This stock has been valued at $0.10 per share ($38,750). Also, on April 30, 2001, 430,000 shares were issued to the Company's former Chief Financial Officer under a warrant for 500,000 shares. These shares have also been assigned a value of $0.10 per share ($43,000).

         Note 4.  Notes and Loans Payable and Stockholders' Equity (continued)
         ---------------------------------------------------------------------


Upon formation, the Company issued 650,000 shares of common stock to its founders for the contribution of certain technology rights. All costs incurred in connection with the development of this technology have been expensed as incurred and, accordingly, shares of common stock issued in connection with the transfer of assets were reflected in the accompanying financial statements at par value with a corresponding charge to operations.

Included in notes and loans payable is a 6% $40,000 unsecured obligation that was converted into 80,000 shares of stock. The conversion was reflected on April 30, 2003.

During fiscal 2002, the Company issued 10,000 shares of stock for services valued at $13,000. Also, 100,000 shares plus 100,000 warrants (exercisable at $0.10 per share) were issued in June 2001 for a combination of cash and services.

As of April 30, 2003, the Company had the following warrants outstanding:

                At $0.10 per share  - former officer                      70,000
                At $0.10 per share - other                                   250
                At $33.30 per share                                       33,400
                At $0.10 per share - director                            100,000
                                                                         -------
                                        Total                            203,650
                                                                         =======

In October 2002, the Board reserved approximately 10,000,000 shares to provide for efforts by key officers and directors. They have not been valued nor has the Board considered the best tax consequences of the issuance of these shares. Management and the Company expect to make a proposal to the Board regarding valuation and issuance of said shares. Thus, these shares have not been issued nor shown as such on the books of the Company.